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                                                                     Exhibit 1.1

                            DEALER MANAGER AGREEMENT

                                                                   July 16, 2003

Deutsche Bank Securities Inc.
Thomas Weisel Partners LLC
c/o Deutsche Bank Securities Inc.
101 California Street, 48th Floor
San Francisco, CA  94111

Ladies and Gentlemen:

         Medicis Pharmaceutical Corporation, a corporation organized under the laws of the State of Delaware (the "COMPANY"), proposes to offer to exchange (the "EXCHANGE OFFER") $1,230 in principal amount of the Company's Contingent Convertible Senior Notes Due 2033 (the "NEW NOTES") for each $1,000 in principal amount of the Company's 2.5% Contingent Convertible Senior Notes Due 2032 (the "OLD NOTES") from the holders of such Old Notes (the "HOLDERS"), upon the terms and subject to the conditions set forth in the Offer to Exchange (described in the Exchange Offer Materials, as defined below). The New Notes will be convertible into shares of our Class A common stock, par value $0.014 per share (the "COMMON STOCK") prior to maturity, as provided in the Exchange Offer Materials defined below. The New Notes will be issued pursuant to an Indenture ("NEW INDENTURE") between the Company and Deutsche Bank Trust Company Americas, as trustee (the "TRUSTEE").

         The Company hereby confirms its agreement with you as follows:

         1. Registration Statement, Prospectus and Offering Materials. (a) The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-4, including a Prospectus (as hereinafter defined), covering the registration of the New Notes. The term "REGISTRATION STATEMENT," as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such abbreviated registration statement) such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the "PROSPECTUS," except that if the final Prospectus furnished to you for use in connection with the Exchange Offer differs from the

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prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to you for such use. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "EXCHANGE ACT").

         (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "COMMENCEMENT DATE") it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the exhibits thereto and any documents incorporated by reference therein. The term "SCHEDULE TO" as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

         (c) The Registration Statement, any preliminary prospectus, the Prospectus, Schedule TO, the related Letter of Transmittal, the Notice of Guaranteed Delivery, the Letter to Dealers, Commercial Banks, Trust Companies and Other Nominees and the Letter to Our Clients, press releases and other offering materials and information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of the Old Notes or authorize for use in connection with the Exchange Offer are herein collectively referred to as the "EXCHANGE OFFER MATERIALS."

         2. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of the Company. The Company shall, to the extent permitted by law, use its best efforts to disseminate the Exchange Offer Materials to each registered holder of any Old Notes, as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until three days prior to the expiration date of the Exchange Offer, the Company shall use its best efforts to cause copies of the Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Old Notes. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

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         (b)      The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an "OTHER AGENCY"), including the National Association of Securities Dealers Inc. (the "NASD"), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel's comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, to furnish copies of drafts to, and consult with you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which you shall reasonably object.

         (c) The Company authorizes you to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. You shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Old Notes.

         3. Retention. (a) The Company hereby retains you, and on the basis of the representations, warranties and agreements of the Company contained herein and subject to the terms and conditions hereof, you agree to act, as the exclusive financial advisors and dealer managers (the "DEALER MANAGERS" or "YOU") in connection with the Exchange Offer, until the earlier of the date of the consummation of the Exchange Offer (the "CLOSING DATE") or September 30, 2003. As financial advisors and Dealer Managers, you agree, in accordance with customary practice and applicable law, to perform those services in connection with the Exchange Offer as are customarily performed by investment banks acting in such roles in connection with exchange offers, including but not limited to the following:

                           (i) assisting and advising in, and coordinating, the timing, pricing and structure of the Exchange Offer;

                           (ii) assisting and advising the Company in identifying and contacting Holders;

                           (iii) communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks, trust companies and other persons, including the Holders; and

                           (iv) participating in discussions with Holders regarding the Exchange Offer.

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         (b)      The Company shall use its reasonable best efforts to furnish you, or cause the transfer agent or registrar, if any, for the Old Notes ("the "TRANSFER AGENT AND REGISTRAR") to furnish you, as soon as practicable after the Commencement Date, with the names of persons who were the holders of record of Old Notes as of the Commencement Date and, to the extent available to the executive officers of the Company, the beneficial holders of Old Notes as of the Commencement Date, together with their addresses and the principal amount of Old Notes held by them. Additionally, the Company shall use its reasonable best efforts to update such information from time to time during the term of this Agreement as requested by you and to the extent such information is available to the Company within the time constraints specified. You shall act hereunder as an independent contractor and nothing contained herein or in such information shall make (x) you an agent of the Company or any of its affiliates or (y) the Company or any of its affiliates, agents of you or any of your affiliates. Nothing contained in this Agreement shall constitute you a partner of or joint venturer with the Company or any of its affiliates.

         (c) The Company agrees that any reference to the Dealer Managers in any Exchange Offer Materials or in any press release or other document or communication relating to the Exchange Offer or your activities in connection therewith is subject to your prior approval, not to be unreasonably withheld or delayed. If you resign or your engagement hereunder is terminated prior to the dissemination of the Exchange Offer Materials or any other release or communication, no reference shall be made therein to you. In the event that applicable law requires a reference to the Dealer Managers after such resignation or termination, the Company agrees to provide you with prompt notice of such requirement and to provide you a reasonable opportunity to seek an appropriate protective order or other remedy.

         (d) The Company authorizes you to communicate with any information agent (the "INFORMATION AGENT") or exchange agent (the "EXCHANGE AGENT") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

         (e) In connection with the Exchange Offer, the Company agrees to pay Deutsche Bank Securities Inc. and Thomas Weisel Partners LLC a fee in an amount equal to 0.7995% and 0.7005%, respectively, of the aggregate principal amount of New Notes issued pursuant to the Exchange Offer. Not withstanding the foregoing, in the event that greater than 95% of the principal amount of the Old Notes are accepted for exchange in the Exchange Offer, the Company agrees to pay Deutsche Bank Securities Inc. and Thomas Weisel Partners LLC a fee in an amount equal to 0.8395% and 0.7355%, respectively, of the aggregate principal amount of New Notes issued pursuant to the Exchange Offer.

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         (f)      The Company agrees to reimburse Deutsche Bank Securities Inc.
promptly, upon demand made from time to time, for all reasonable out-of-pocket expenses incurred in connection with your services as one of the Dealer Managers for the Exchange Offer, including the reasonable fees and expenses of your counsel, Davis Polk & Wardwell, provided that the amount reimbursed for your legal expenses shall not exceed the lesser of half of your legal expenses or $100,000. If Deutsche Bank Securities Inc. withdraws pursuant to Section 7 hereof or terminates this Agreement pursuant to Section 9 hereof, it shall nevertheless be entitled to receive reimbursement of all expenses pursuant to this Section 3(f) which have accrued to the date of such withdrawal or termination, as the case may be.

         The Company shall perform its obligations to you set forth in this
Section 3(f) and in Section 8 hereof whether or not the Exchange Offer is commenced or the Company exchanges any Old Notes pursuant to the Exchange Offer.

         4. Certain Covenants. The Company covenants with each Dealer Manager as follows:

         (a) The Company will give you notice of its intention to amend or supplement any Exchange Offer Materials, will furnish you with copies of such amendment or supplement, and will not use any such amendment or supplement to which you or your counsel shall reasonably object in writing or which is not in compliance with the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

         (b) If, during the Exchange Offer, any event occurs as a result of which it shall, in the reasonable judgment of the Company or its counsel, or you or your counsel, be necessary to amend or supplement any of the Exchange Offer Materials in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it is necessary, in the reasonable judgment of any such person, at any time to amend or supplement any of the Exchange Offer Materials to comply in all material respects with the Exchange Act or any other applicable law, rule or regulation, such person shall promptly inform the Company and you, and (subject to Section 4(a) above) the Company shall promptly prepare and furnish copies to you of such amendments or supplements to such Exchange Offer Materials, so that either (i) the statements in the Exchange Offer Materials, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or (ii) such compliance is effected.

         (c) The Company shall comply in all material respects with the applicable provisions of the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the "TRUST INDENTURE ACT"), in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby; the Company shall take on a timely basis all actions necessary or legally

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required in relation to the Exchange Offer and all other actions contemplated by this Agreement and by the Exchange Offer Materials, including the appropriate authorization by the Company of any amendments or modifications of the Exchange Offer.

         (d) The Company shall notify you of the time when they propose to commence the Exchange Offer or, after commencement, to extend the Exchange Offer; and the Company shall advise or cause the Exchange Agent to advise you upon your reasonable request from time to time during the period of, and promptly after the expiration of the Exchange Offer, as to all names and addresses of the Holders of the Old Notes which have been tendered, during the immediately preceding day, indicating the aggregate principal amount of Old Notes verified to be in proper form for tender, rejected for tender, and being processed; the Company will notify you as promptly as practicable following expiration of the Exchange Offer of the aggregate principal amount of Old Notes in respect of which a tender has been verified to be in proper form, a tender has been rejected, and which are being processed; and the Company shall promptly give you notice of changes in the Expiration Date (as defined in the Letter of Transmittal). No Old Notes shall be accepted for tender unless the conditions to the obligations of the Dealer Managers set forth in Section 7 hereof have been satisfied.

         (e) The Company shall advise you promptly (upon becoming aware of the same) of (i) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause the Company to amend, withdraw or terminate the Exchange Offer, (ii) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) the issuance of any comment or order or the taking of any other action by the Commission or any other governmental or regulatory agency with respect to the Exchange Offer (and, if in writing, shall promptly furnish you a copy thereof), (iv) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause the Company to amend or supplement any of the Exchange Offer Materials, (v) the issuance or the threatened issuance of any order or the taking of any other action by any administrative or judicial tribunal or governmental agency or instrumentality concerning the Exchange Offer (and, if in writing, will promptly furnish you a copy thereof) and (vi) any other information relating to the Exchange Offer which you may from time to time reasonably request.

         (f) The Company shall not commence the mailing of the Exchange Offer Materials unless the conditions set forth in Section 7 hereof with respect to the commencement of the Exchange Offer shall have been satisfied and complied with prior to or concurrently with the commencement of such mailing or shall have otherwise been waived in writing by you.

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         5.       Expenses and Reimbursement of Expenses. In addition to the obligation of the Company to pay the fees of each of the Dealer Managers and to reimburse each of the Dealer Managers as provided in Subsection hereof, the Company agrees to pay all costs and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation all expenses incident to the preparation, issuance, execution and delivery of the New Notes,
(ii) all advertising expenses related to the Exchange Offer, (iii) all fees and expenses of the Exchange Agent and the Information Agent, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all fees, costs and expenses incurred in connection with (A) the registration or qualification of the New Notes under the laws of such jurisdictions as the Dealer Managers may designate, and (B) any filing with the NASD, (vi) all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (vii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs), shipping, distribution and delivery of all Exchange Offer Materials and (viii) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers and (ix) the fees and expenses of the Trustee pursuant to the New Indenture, and the fees, disbursements and other charges of the Trustee's counsel in connection with the New Indenture.

        6. Representations and Warranties. The Company represents and warrants to each of you that as of the Commencement Date and the Closing Date, as the case may be:

         (a) Each preliminary prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the last preliminary prospectus distributed in connection with the Exchange Offer did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement will comply, during the time of the Exchange Offer and when it becomes effective, in all material respects with the requirements of the Securities Act and the Prospectus will comply, as of its date and as of the Closing Date of the Exchange Offer, in all material respects with the requirements of the Securities Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have or will be so described or filed; the Registration Statement, will not when it becomes effective, contain an untrue statement of a material fact or omit to state a material

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fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and during the time of the Exchange Offer, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any preliminary prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning either of the Dealer Managers and furnished in writing by or on behalf of a Dealer Manager to the Company expressly for use in any preliminary prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the Exchange Offer other than the Exchange Offer Materials;

         (b) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Offer Materials; each of the Company's subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with the corporate or other power and authority to own or lease its properties and conduct its business as described in the Exchange Offer Materials, except where the failure to have such power or to be so authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and in which the failure to be qualified would have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

         (c) the issuance and exchange of the New Notes have been duly and validly authorized by all necessary corporate action on the part of the Company, and when executed, authenticated and delivered to the holders of Old Notes in exchange for such notes, in accordance with the terms of this Agreement and the New Indenture, the New Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture;

         (d) the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Common Stock to be issued upon conversion of the New Notes have been duly authorized and reserved, and when issued upon conversion of the New Notes will be validly issued, fully paid and non-assessable; no preemptive rights of stockholders exist with respect to any of the shares of Common Stock to be issued upon conversion of the New Notes;

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         (e)      except as described in or contemplated by the Exchange Offer
Materials, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

         (f) the execution and delivery of, and the performance by the Company of its obligations under, the New Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company and, when duly executed and delivered by the Company and the Trustee, the New Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

         (g) all of the Common Stock issuable upon conversion of the New Notes have been duly accepted for listing on The New York Stock Exchange, subject to official notice of issuance;

         (h) the documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (i) the consolidated financial statements of the Company and its consolidated subsidiaries, together with the related notes and schedules, incorporated by reference in the Exchange Offer Materials, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods; such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made; the summary financial and statistical data of the Company and its subsidiaries included or incorporated by reference in the Exchange Offer Material present fairly in all material respects the information shown therein and

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such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company;

         (j) the Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been filed with the Commission and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be delivered or made available to you and your counsel prior to filing;

         (k) Ernst & Young LLP, who has certified the financial statements incorporated by reference in the Exchange Offer Materials is an independent public accountant as required by the Securities Act and the applicable rules and regulations thereunder;

         (l) except as set forth in the Prospectus, there is no action, suit, claim or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby or in the New Indenture or New Notes;

         (m) the Company and its subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by any of them to the extent that such taxes have become due and to the extent that any such taxes, or the failure so to file or pay, would not be material to the Company and its subsidiaries, taken as a whole; all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

         (n) since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business ("MATERIAL ADVERSE CHANGE"), and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus; the Company and its consolidated subsidiaries have no material contingent obligations that are not

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disclosed in the Company's financial statements which are incorporated by reference in the Prospectus;

         (o) neither the Company nor any of the Company's significant subsidiaries, within the meaning of Regulation S-X 1.02(w) (the "SIGNIFICANT SUBSIDIARIES"), is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its certificate of incorporation or by-laws; neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole; the execution and delivery of this Agreement, the New Indenture and the New Notes, the issuance by the Company of the Common Stock issuable upon conversion of the New Notes and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (1) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or any of their respective properties is bound, other than any such conflict, breach or default which will not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (2) will not result in any violation of the certificate of incorporation or by-laws of the Company and (3) will not result in the violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any of its Significant Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction;

         (p) the execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

         (q) each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the New Indenture, the New Notes, the issuance of the Common Stock issuable upon conversion of the New Notes, and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect, except for such approvals, consents, orders, authorizations, designations, declarations or filings to be obtained or made prior to the Closing Date;

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         (r)      each of the Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of the business of the Company and its subsidiaries, taken as a whole; except as set forth in the Prospectus, each of the Company and its subsidiaries own or possess the right to use all material patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("INTELLECTUAL PROPERTY") necessary to carry on the business of the Company and its subsidiaries, taken as a whole, in all material respects; to the Company's knowledge, neither the Company nor any of its subsidiaries has infringed any Intellectual Property of any other person or entity; the Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from third parties; except as set forth in the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are material to the Company and its subsidiaries, taken as a whole; except as set forth in the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are material to the Company and its subsidiaries, taken as a whole; to the Company's knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its officers, directors or employees or otherwise in violation of the rights of any persons; to the Company's knowledge, the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except any such violation, infringement or conflict that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company;

         (s) the Company and its subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company, nor any of its subsidiaries is the subject of any pending or, to the Company's knowledge, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of its subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its subsidiaries' business operations or ownership or possession of any of their respective properties or assets or is in contravention of any Environmental Law that could reasonably be expected, individually or in the aggregate, to result in any material adverse effect on the Company and its subsidiaries, taken as a whole;

neither the Company nor any of its subsidiaries has received any notice or claim known to management of the Company, nor are there pending or, to the Company's knowledge, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; as used herein, "ENVIRONMENTAL LAWS" means any federal, state or local law or regulation presently applicable to the Company's or any of its subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "HAZARDOUS MATERIALS" means those substances that are regulated by or form the basis of liability under any Environmental Laws;

         (t) except as set forth in the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses;

         (u) the Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

         (v) the Company has not agreed to pay and does not know of any outstanding material claims in the nature of a finder's fee, financial advisory fee, origination fee or similar fee to be paid by it with respect to the transaction contemplated hereby except as contemplated by this Agreement;

         (w) the New Notes, the Class A Common Stock, and the New Indenture each conform in all material respects to the description thereof contained in the Exchange Offer Materials.

         7. Conditions of the Dealer Managers' Obligations. Your obligations as Dealer Managers hereunder are subject, as of the Commencement Date and at all times on or prior to the Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

         (a) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date as the case may be, from Ernst & Young LLP, independent public or certified public accountants for the Company, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (b) For the period from and the date of this Agreement and prior to the Closing Date:

                           (i) the Registration Statement filed with the Commission on the Commencement Date shall have become effective prior to the Expiration Date of the Exchange Offer;

                           (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with to the reasonable satisfaction of your counsel; and

                           (iii) in the reasonable judgment of the Dealer Managers, there shall not have occurred any Material Adverse Change.

         (c) On each of the Commencement Date (except with respect to paragraphs 4 and 7, and paragraph 11 only as to the preliminary prospectus) and the Closing Date, the Dealer Managers shall have received an opinion of Akin Gump Strauss Hauer & Feld LLP, outside counsel for the Company, dated the Closing Date, addressed to the Dealer Managers, the form of which is attached as Exhibit A.

         (d) On each of the Commencement Date and the Closing Date, the Dealer Managers shall have received an opinion of Bryan Cave LLP, outside counsel for the Company, dated the Closing Date, addressed to the Dealer Managers, the form of which is attached as Exhibit B.

         (e) On each of the Commencement Date and the Closing Date, the Dealer Managers shall have received an opinion of Mark D. Reeth, Assistant General Counsel of the Company, dated the Closing Date, addressed to the Dealer Managers, the form of which is attached as Exhibit C.

         (f) On each of the Commencement Date and the Closing Date, the Dealer Managers shall have received from its counsel, Davis Polk & Wardwell, an opinion, in form and substance satisfactory to the Dealer Manager.

         (g) On the Closing Date, you shall have received a certificate, dated such date, of the chief executive officer or the chief financial officer of the Company to the effect that:

                           (i) The representations and warranties in this Agreement are true and correct in all material respects as if made on and as of such date and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied or prior to such date (after giving effect to the Exchange Offer and the other transactions contemplated by the Exchange Offer Materials); and

                           (ii)     Subsequent to the date as of which
                  information is given in the Exchange Offer Materials (as amended or supplemented), as of the date of such certificate, there has not been any Material Adverse Change.

         (h) On the Closing Date, the Company and the Trustee shall have executed and delivered the New Indenture, which shall be reasonably satisfactory in form and substance to you and Davis Polk & Wardwell, your counsel, and the New Indenture shall be in full force and effect.

         (i) On the Closing Date, all conditions to the consummation of the Exchange Offer set forth in the Exchange Offer Materials shall have been satisfied in all material respects without waiver and all other transactions contemplated by the Exchange Offer Materials to be consummated simultaneously with or prior to the consummation of the Exchange Offer shall have been consummated or shall be consummated simultaneously.

         All such documents, certificates, schedules or instruments delivered pursuant to this Section 7 will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to you and your counsel[s]. The Company shall furnish to you such conformed copies of such documents, certificates, schedules and instruments in such quantities as you shall reasonably request.

         In the event that any of the foregoing conditions is not met when required to be met, then each of you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other "indemnified party" (as defined in Section 8) and without loss of any right to the payment of all expenses and fees otherwise payable under this Agreement.

         8.       Indemnification.

         (a)      The Company agrees:

                           (i) to indemnify and hold harmless each Dealer Manager and each person, if any, who controls any of the Dealer Managers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Dealer

         Managers or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, in connection with or are based upon the performance by you of this Agreement, an untrue statement or alleged untrue statement of a material fact in any of the Exchange Offer Materials or an omission or an alleged omission to state a material fact in any of the Exchange Offer Materials necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the transmittal of the Exchange Offer Materials to Holders of Old Notes, or which arise out of or are based upon any failure to accept Old Notes properly tendered pursuant to the Exchange Offer; provided, however, that the Company will not be liable to any indemnified party to the extent that any claims, liabilities, losses, damages, costs or expenses
         (A) are finally determined by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such indemnified party or (B) arise out of or is based upon (x) an untrue statement or alleged untrue statement of a material fact contained in any of the Exchange Offer Materials or (y) any omission or alleged omission to state in any of the Exchange Offer Materials a material fact in any of the Exchange offer Materials necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, if in either such case such statement or omission relates solely to the Dealer Managers and was made in reliance upon and in conformity with information furnished in writing by the Dealer Managers to the Company expressly for use therein. The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonable withheld.

                  (ii) to reimburse the Dealer Managers and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Dealer Managers or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Exchange Offer, whether or not the Dealer Managers or the controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Dealer Managers was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Dealer Managers will promptly return all sums that had been advanced pursuant hereto.

         (b) The Dealer Managers will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Exchange Offer Materials, (ii) the omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse upon demand any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Exchange Offer, whether or not the Company or any such director, officer or controlling person is a party to any action or proceeding; provided, however, that the Dealer Managers will be liable in each case to the extent, but only to the extent, in the case of clauses (i) and (ii), that such untrue statement or alleged untrue statement or omission or alleged omission has been made in either or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Dealer Manager specifically for use therein. This indemnity agreement will be in addition to any liability which the Dealer Managers may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or 8(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred (or within 30 days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Dealer Managers in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or 8(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in Section 8(a) or 8(b) the failure of the indemnified party to give notice as required in Section 8(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Managers on the other from the Exchange Offer. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Dealer Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Dealer Managers on the other shall be deemed to be in the same proportion as the total principal amount of the New Notes issued pursuant to the Exchange Offer (before deducting expenses other than the fees to the Dealer Managers) bears to the total fees received by the Dealer Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Dealer Managers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Dealer Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim or enforcing any rights hereunder.

         (e) In any proceeding relating to the Exchange Offer Materials or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Except as otherwise provided in this Section 8, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation). The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Dealer Manager or any person controlling the Dealer Manager, the Company, their respective directors or officers or any persons controlling the Company, (ii) consummation of the Exchange Offer, and (iii) any termination of this Agreement. A successor to either of the Dealer Managers, or any person controlling the Dealer Managers, or to the Company, their respective directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. Termination. (a) This Agreement may be terminated (i) by the Dealer Managers at any time upon notice to the Company if (A) the Company shall mail or otherwise distribute or propose to mail or otherwise distribute any supplement to any Exchange Offer Materials to which the Dealer Managers shall reasonably object or which shall be reasonably disapproved by their counsel, (B) at any time prior to the Closing Date, the Exchange Offer is terminated or withdrawn for any reason (other than the failure of the Dealer Manager to perform its obligations hereunder) or any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced (other than those that are disclosed in the Exchange Offer Materials on or prior to the date hereof) with respect to the Exchange Offer, this Agreement or any of the other transactions contemplated by the Exchange Offer Materials before any court or governmental authority which makes it inadvisable for the Dealer Managers, in their reasonable discretion, to continue to act as Dealer Managers hereunder, (C) any of the conditions specified in Section 7 shall not have been fulfilled or the representations and warranties under
Section 6 are incorrect in any material respect, or (D) there is a good faith disagreement between the Dealer Managers on the one hand and the Company on the other hand with respect to a material term or condition of the Exchange Offer or the Exchange Offer Materials, or (ii) by the Company upon notice to the Dealer Managers, if (A) there is a good faith disagreement between the Dealer Managers on the one hand and the Company on the other hand with respect to a material term or condition of the Exchange Offer or the Exchange Offer Materials, or (B) the Company elects not to proceed with the Exchange Offer.

         (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in
Section 11(a) hereof.

         10. Notices. Any notices required to be given in writing pursuant to any of the provisions of this Agreement shall be delivered as follows:

If to the Company:

         Medicis Pharmaceutical Corporation
         8125 North Hayden Road
         Scottsdale, AZ 85258-2463

         Attention:  Chief Executive Officer

with a copy to: ((which shall not constitute notice):

         Akin Gump Strauss Hauer & Feld LLP
         590 Madison Avenue
         New York, New York 10022

         Attention:  Stephen E. Older, Esq.

If to the Dealer Managers:

         Deutsche Bank Securities, Inc.
         101 California Street, 48th Floor
         San Francisco, CA 84111

         Attention:  H. Michael Cohen

with a copy to (which shall not constitute notice):

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY 10017

         Attention:  Winthrop B. Conrad, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         11. Miscellaneous. (a) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers or any controlling person thereof, or by or on behalf of the Company or its directors or officers or any controlling person of the Company, or (iii) consummation of the Exchange Offer, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, you and the indemnified parties referred to in Section 8 hereof.

                  (b) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) The section headings in this Agreement have been inserted as a matter of convenience of reference only and are not a part hereof.

                  (d) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

                  (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented without the prior written consent of each of the parties hereto.

                  (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Dealer Managers.

                                          Very truly yours,

                                          MEDICIS PHARMACEUTICAL
                                            CORPORATION

                                          By: /s/ Mark A. Prygocki, Sr.
                                              ----------------------------------
                                              Name:  Mark A. Prygocki, Sr.
                                              Title: Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.

By: /s/ H. Michael Cohen
    ------- ----------------------------------------
    Name:  H. Michael Cohen
    Title: Managing Director

THOMAS WEISEL PARTNERS LLC

By: /s/ Blake Jorgensen
    ------------------------------------------------
    Name:  Blake Jorgensen
    Title: Partner, Director of Investment Banking

                                                                       EXHIBIT A

FORM OF OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP, COUNSEL FOR THE COMPANY PURSUANT TO SECTION 7(c)

                                                              [          ], 2003

          Based upon the foregoing, we are of the opinion that:

               1. The Company is validly existing as a corporation, in good standing under the Laws of the State of Delaware, with the power and authority as a corporation to own or lease its properties and to conduct its business as described in the Prospectus;

               2. The statements under the caption "Description of The New Notes," and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of the matters of law, provide a fair and accurate summary in all material respects of such matters of current law;

               3. The Agreement has been duly authorized, executed and delivered by the Company;

               4. The New Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability;

               5. The issuance and exchange of the New Notes have been duly and validly authorized by all necessary corporate action on the part of the Company, and when executed, authenticated and delivered in accordance with the terms of this Agreement and the New Indenture, the New Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the New Indenture;

               6. The shares of Common Stock initially issuable upon conversion of the New Notes have been duly authorized and reserved, and when issued upon conversion of the New Notes will be validly issued, fully paid and non-assessable; no statutory preemptive rights of stockholders exist with respect to any of the shares of Common Stock to be issued upon conversion of the New Notes;

               7. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulation body is required in connection with the execution and delivery of the Agreement, the New

     Indenture, the issuance and exchange of the New Notes, the issuance of the Common Stock issuable upon conversion of the New Notes, and the consummation of the transactions therein contemplated, except (i) such as have been obtained or made, and (ii) as may be required by state securities or Blue Sky laws, the National Association of Securities Dealers, Inc. The New York Stock Exchange and the PORTAL Market (as to which we express no opinion).

               8. The Company is not, and after giving effect to the Exchange Offer as described in the Prospectus will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended and the applicable rules and regulations thereunder;

               9. The statements under the caption "Material U.S. Federal Income Tax Considerations" in the Prospectus, insofar as such statements constitute a summary of matters of United States Federal tax laws referred to therein, provide a fair and accurate summary in all material aspects of such matters under current law;

               10. The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and

               11. we advise you that, no information has come to our attention that causes us to believe (i) that either the Registration Statement or the Prospectus, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the preliminary prospectus as of its date of issue and the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to and on the date of such opinion, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus, the other Exchange Offer Materials, or any amendments or supplements thereto, or as to that part of the Registration Statement that constitutes the Form T-1).

                                                                       EXHIBIT B

FORM OF OPINION OF BRYAN CAVE LLP, COUNSEL FOR THE COMPANY PURSUANT TO SECTION 7(d)

                                                              [          ], 2003

          Based upon the foregoing, we are of the opinion that:

               1. The execution and delivery of this Agreement and the New Indenture, the issuance and exchange of the New Notes pursuant to the Letter of Transmittal, the issuance of the Common Stock issuable upon conversion of the New Notes, and the consummation of the transaction herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed or trust or other agreement or instrument known to such counsel or filed as an exhibit to the Company's most recent annual report on Form 10-K or any subsequent quarterly report on Form 10-Q or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any of its subsidiaries of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction;

               2. Each document filed, or to be filed prior to the closing of the Exchange Offer, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated by reference in the Prospectus (or any amendment or supplement thereto) at the time filed with the Commission conformed, in all material respects with the Exchange Act and the applicable rules and regulations thereunder; and

               3. The Company has authorized and outstanding capital stock as set fort in the Prospectus under the caption "Capitalization".

                                                                       EXHIBIT C

FORM OF OPINION OF MARK D. REETH, ASSISTANT GENERAL COUNSEL FOR THE COMPANY PURSUANT TO SECTION 7(e)

                                                              [          ], 2003

               1. Except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

               2. The statements in "Part I, Item 1 - Business -License and Royalty Agreements," "- Trademarks, Patents and Proprietary Rights" and "- Government Regulation" and "Part I, Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Offering Memorandum, insofar as such statements purport to summarize documents or proceedings referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters;

               3. Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries except as set forth the in the Prospectus and the documents incorporated by reference therein; and

               4. The execution and delivery of this Agreement and the New Indenture, the issuance and exchange of the New Notes pursuant to the Letter of Transmittal, the issuance of the Common Stock issuable upon conversion of the New Notes, and the consummation of the transactions herein and therein contemplated do not and will not conflict with any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any of its subsidiaries of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction.

                                      C-1